UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2007

CanAm Uranium Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	522259 (Commission File Number)	None (IRS Employer Identification No.)

Crown Plaza Building
114 W. Magnolia Street, Suite 424
Bellingham, Washington 98225
(Address of principal executive offices) (Zip Code)

(206) 274-7598
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 17, 2007, the Company’s Board of Directors resolved to engage the independent registered public accounting firm of HLB Cinnamon, Jang Willoughby and Company (“HLB Cinnamon”), the Company’s new independent registered public accountants, which appointment HLB Cinnamon has accepted.

During the two most recent fiscal years and the interim period preceding the engagement of HLB Cinnamon, the Company has not consulted with HLB Cinnamon regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by HLB Cinnamon or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B. The Company did not have any disagreements with MacKay LLP, the Company’s former independent registered public accountants, and therefore did not discuss any past disagreements with HLB Cinnamon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CanAm Uranium Corp. (Registrant)

Date: August 22, 2007	By:	/s/ David Hayes
Name: David Hayes
Title: Chief Financial Officer